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                                                                    EXHIBIT 10.3


                             PPG Industries, Inc.
             Executive Officer Annual Incentive Compensation Plan

I.   Purpose
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     The purpose of the PPG Industries, Inc. Executive Officer Annual Incentive
Compensation Plan (the "Annual Plan") is to attract and retain highly qualified employees, to obtain from each the best possible performance, to establish a performance goal based on Consolidated Earnings for Incentive Compensation Awards for covered executive officers and to underscore the importance to employees of increasing consolidated earnings for PPG Industries, Inc.

II.  Definitions
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     For the purposes of the Annual Plan, the following terms shall have the following meanings:

     A.    Annual Pool.  The Incentive Compensation Pool established pursuant to
Section IV of the Annual Plan.

     B. Award Period. An award period under the Annual Plan shall be the fiscal year of the Company with respect to Incentive Compensation Awards.

     C.   Board of Directors.  The Board of Directors of PPG Industries, Inc.

     D. Change of Control. This term shall have the meaning in Section IX.D of the Incentive Compensation Plan.

     E. Committee. The Officers and Directors Compensation Committee of the Board of Directors or any successor thereto.

     F.   Company.  PPG Industries, Inc. and its subsidiaries.

     G. Consolidated Earnings. Income from continuing operations of the Company and its consolidated subsidiaries before deduction of income taxes and minority interest, as shown in the Company's audited annual statement of income, reduced by the pre-tax amount of non-recurring gains and increased by the pre-tax amount of non-recurring charges. As such, income from continuing operations will exclude the effect of extraordinary items, gain or loss on the disposal of a business segment, and the cumulative effects of changes in accounting principles, net of related tax effects, as determined in accordance with generally accepted accounting principles.
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     H.   Covered Employee.  An employee who may be deemed to be a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, as such section may be amended.

     I. Deferred Compensation Plan. The PPG Industries, Inc. Deferred Compensation Plan.

     J. Incentive Compensation Award. Any annual award paid to a Covered Employee from the Annual Pool.

     K. Incentive Compensation Plan. The PPG Industries, Inc. Incentive Compensation and Deferred Income Plan for Key Employees.

     L. PPG Stock. The common stock, par value $1.66 2/3 per share, of PPG Industries, Inc.

III. Effective Date
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     The Annual Plan has been adopted as of January 1, 2001 and shall become effective upon approval by the Company's shareholders at the Company's 2001 Annual Meeting of Shareholders.

IV.  Amounts Available for Incentive Compensation Awards
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     A.   An Annual Pool shall be established to which will be credited for each fiscal year an amount equal to 1.0% of Consolidated Earnings for such year.

     B. The maximum amount available for Incentive Compensation Awards to Covered Employees for a fiscal year shall be limited by the total then in the Annual Pool, and such Incentive Compensation Awards shall be chargeable against the Annual Pool but need not exhaust such total. Any balance remaining after the making of Incentive Compensation Awards to Covered Employees will not be available for future Incentive Compensation Awards to Covered Employees.

V.   Eligibility
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     Only Covered Employees are eligible to receive Incentive Compensation
Awards under the Annual Plan.

VI.  Determination of Amounts of Incentive Compensation Awards
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     The maximum Incentive Compensation Award payable with respect to any fiscal year to a Covered Employee who is the Chief Executive Officer shall be equal to 30% of the Annual Pool for such year. The maximum Incentive Compensation Award payable with respect to the next two most highly compensated of the other
Covered Employees for any fiscal year shall be equal to 20% of the Annual Pool for such year. The maximum Incentive Compensation Award payable

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with respect to any fiscal year to each of the other Covered Employees shall be equal to 15% of the Annual Pool for such year.

     Incentive Compensation Awards may be made either at or following the end of the fiscal year to which they relate; provided, however, that no Incentive
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Compensation Awards shall be made to Covered Employees prior to the certification by the Committee that the performance criteria have been met for the relevant Award Period.

     The final amounts of Incentive Compensation Awards to Covered Employees will be determined by the Committee. The Committee may exercise negative discretion to reduce the amount of, or to eliminate, an Incentive Compensation Award that would otherwise be payable. Such determinations, except in the case of the Incentive Compensation Award for the Chief Executive Officer, shall be made after considering the recommendations of the Chief Executive Officer and such other matters as the Committee shall deem relevant.

VII. Form of Incentive Compensation Awards
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     Incentive Compensation Awards under the Annual Plan shall be made in cash or in PPG Stock.

VIII.  Payment of Incentive Compensation Awards
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     A.   Incentive Compensation Awards under the Annual Plan shall be paid currently, unless the payment is deferred by the Covered Employee or unless the Committee shall determine that any Incentive Compensation Award shall be deferred ("Deferred Awards"). Any Deferred Awards shall be credited to the Covered Employee's account in the Deferred Compensation Plan and shall be subject to the provisions of the Deferred Compensation Plan.

     B. When an Incentive Compensation Award is made, the Company shall cause the cash to be paid or the PPG Stock to be delivered to the individual to whom the Incentive Compensation Award is made at the time or times specified by the Committee, or, if no time or times are specified, as soon as practicable after the Incentive Compensation Award is made, but in no event later than two and one-half months after year end.

     C. At the time any Incentive Compensation Award is made to Covered Employees, the Annual Pool shall be reduced by the amount of such Incentive Compensation Award, regardless of whether such Incentive Compensation Award is in a lump sum or in installments, current or deferred.

IX.  Change in Control
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     A.   Upon, or in reasonable anticipation of, a Change in Control:

          1. Incentive Compensation Awards in the form of cash shall be made for the year during which the Change in Control occurs, and then paid immediately

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               to a trustee on such terms as the senior Human Resources officer and the senior Finance officer, or either of them, or their successors, shall deem appropriate (including such terms as are appropriate to cause such payment, if possible, not to be a taxable event to Covered Employees) in order to cause the Incentive Compensation Awards so paid to be paid either not later than the end of the first calendar quarter following the end of the year to which the Incentive Compensation Awards relate or on a deferred basis in accordance with the elections of Covered Employees then in effect as to the timing of the receipt of Incentive Compensation Awards for such year.

          2. Covered Employees who are eligible to receive an Incentive Compensation Award for the Annual Plan year in which a Change in Control occurs shall be eligible to receive an Incentive Compensation Award for the Annual Plan year following the Change in Control.

          3. The amount of the Incentive Compensation Award payable to each Covered Employee shall be:

               one-half of the maximum Incentive Compensation Award payable (reduced by the application of the Committee's negative discretion, if applicable) to such person if the Change in Control occurs during the first six months of the year; or

               the full maximum Incentive Compensation Award payable (reduced by the application of the Committee's negative discretion, if applicable) to such person if the Change in Control occurs during the second six months of the year.

          4. All Deferred Amounts shall be paid immediately to a trustee on such terms as the senior Human Resources officer and the senior Finance officer, or either of them, or their successors shall deem appropriate (including such terms as are appropriate to cause such payment, if possible, not to be a taxable event to Covered Employees) in order to give effect to the elections of Covered Employees with respect to the timing of the receipt of such Deferred Amounts.

     B.   Notwithstanding any other provision of this section, and subject to
Section VI hereof, if an Incentive Compensation Award ultimately made for such Annual Plan year is greater than the Incentive Compensation Award made pursuant to this section, the Covered Employee shall be entitled to the difference between such Incentive Compensation Awards. If the Covered Employee has elected his/her Incentive Compensation Award to be deferred, payment of such difference shall be made to a trustee in accordance with the provisions set forth in subparagraph A.4 above.

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X.   Special Awards and Other Plans
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     Nothing contained in the Annual Plan shall prohibit the Company or any of its subsidiaries from granting special performance or recognition awards, not chargeable against the Annual Pool, under such conditions and in such form and manner as it sees fit, to employees (including Covered Employees) for meritorious service of any nature.

     In addition, nothing contained in the Annual Plan shall prohibit the Company or any of its subsidiaries from establishing other incentive compensation plans providing for the payment of incentive compensation to employees (including Covered Employees), not chargeable against the Annual Pool.

XI.  Amendment and Interpretation of the Annual Plan
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     A.   The Board of Directors or the Committee shall have the right to amend the Annual Plan from time to time or to repeal it entirely or to direct the discontinuance of Incentive Compensation Awards either temporarily or permanently; provided, however, that (i) no amendment of the Annual Plan shall
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operate to annul, without the consent of the Covered Employee, an Incentive
Compensation Award already made hereunder, and (ii) with respect to Incentive Compensation Awards for Covered Employees, no amendment of the Annual Plan to change the calculation of the Annual Pool or to change the percent of Consolidated Earnings Credited to the Annual Pool, to change the maximum Incentive Compensation Award of a Covered Employee, to change the definition of Covered Employee or to change the definition of Consolidated Earnings, shall be effective without approval by the shareholders of the Company.

     B. The decision of the Committee with respect to any questions arising in connection with the administration or interpretation of the Annual Plan shall be final, conclusive and binding.

XII. Miscellaneous
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     A.   All expenses and costs in connection with the operation of the Annual
Plan shall be borne by the Company and no part thereof shall be charged against the Annual Pool, other than the amounts of Incentive Compensation Awards to Covered Employees under the Annual Plan.

     B. All Incentive Compensation Awards under the Annual Plan are subject to withholding, where applicable, for federal, state and local taxes.

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